Exhibit 16.1

CKP, LLP

CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

3435 Wilshire Blvd., Suite 2240
Los Angeles, CA 90010

Tel (213) 480 - 9100
Fax (213) 480 - 9107

www.ckpcpas.com

October 4, 2024

Securities and Exchange Commission 100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read the statements made by Captivision Inc. in its Form 6-K, dated October 4, 2024, regarding the change in its independent registered accounting firm. We agree with the statements concerning our firm in such Form 6-K. We have no basis to agree or disagree with other statements contained therein.

Yours truly,

/s/ CKP, LLP

Los Angeles, California